                                                                      Exhibit 11

                      OPTION CARE, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)
                                  (Unaudited)

                                                         THREE MONTHS ENDED          NINE MONTHS ENDED
                                                           SEPTEMBER 30,               SEPTEMBER 30,
                                                          1998        1997            1998        1997
                                                        --------     -------        --------     -------
Net income (loss)                                       $  (356)     $   453        $   (76)     $ 1,809
                                                        ========     =======        ========     =======
Average shares outstanding                               10,847       10,600         10,827       10,517

Weighted average shares issued                              135           60             53          116
                                                        --------     -------        --------     -------
Weighted average common shares outstanding               10,982       10,698         10,880       10,633

Net effect of dilutive stock options based on
   treasury stock method                                      -           78              -          148
                                                        --------     -------        --------     -------
Weighted average common and
   common equivalent shares                              10,982       10,776          10,880      10,781
                                                        ========     =======        ========     =======
Net income (loss) per common
   shares outstanding (basic)                           $ (0.03)     $  0.04        $ (0.01)     $  0.17
                                                        ========     =======        ========     =======
Net income (loss) per common and
   common equivalent shares (diluted)                   $ (0.03)     $  0.04        $ (0.01)     $  0.17
                                                        ========     =======        ========     =======

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